UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 17, 2006

FRANKLIN ELECTRIC CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

INDIANA	0-362	35-0827455

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

400 EAST SPRING STREET BLUFFTON, INDIANA	46714

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(260) 824-2900

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

No Change

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2006, Franklin Electric Co., Inc. entered into a Stock Purchase Agreement with Tecumseh Products Company (“Tecumseh”) to acquire all of the outstanding stock of Tecumseh’s wholly-owned subsidiary, Little Giant Pump Company (“Little Giant”). Little Giant is a leading worldwide provider of commercial and consumer water transfer solutions.

The purchase price is $121 million in cash, payable at closing and subject to certain adjustments at closing. The transaction is structured as a stock purchase of Little Giant and the agreement contains customary representations, warranties, covenants and conditions, as well as indemnification provisions subject to specified limitations. The transaction is subject to regulatory approval and other customary conditions and is expected to close in the second quarter of 2006.

This description of the Stock Purchase Agreement is qualified in its entirety by the terms and conditions of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(c) Exhibits.

Exhibit No. Description
2.1      Stock Purchase Agreement, dated as of March 17, 2006, by and between Franklin Electric Co., Inc. and Tecumseh Products Company. (Schedules and exhitits omitted)

99.1  Press Release, dated March 20, 2006, issued by Franklin Electric Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  FRANKLIN ELECTRIC CO., INC.
              (Registrant)

Date: March 21, 2006                              By: /s/ Thomas J. Strupp
Thomas J. Strupp
Vice President, Chief Financial Officer
and Secretary (Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No. Description
2.1      Stock Purchase Agreement, dated as of March 17, 2006, by and between Franklin Electric Co., Inc. and Tecumseh Products Company. (Schedules and exhibits omitted)

99.1  Press Release, dated March 20, 2006, issued by Franklin Electric Co., Inc.